UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 22, 2013 (November 20, 2013)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Avis Budget Group, Inc. (the “Company”) entered into a purchase agreement on November 20, 2013 with respect to the sale by its wholly-owned subsidiary, Avis Budget Car Rental, LLC (“ABCR”), of $250 million aggregate principal amount of floating-rate senior notes due 2017 at an issue price of 98.75% (the “Notes”).

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be senior unsecured obligations of ABCR and will be guaranteed on a senior basis by the Company and certain of its domestic subsidiaries. The offering is subject to customary closing conditions.

The purchase agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the initial purchaser against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchaser may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the initial purchaser not to offer or sell any debt securities issued or guaranteed by the Company for a period of 90 days after the date of the purchase agreement without the prior written consent of the initial purchaser. Subject to customary closing conditions, the sale of the Notes is expected to close on or about November 25, 2013.

The Company intends to use the proceeds from this offering to redeem $150 million of its outstanding floating rate senior notes due 2014, to redeem $46 million of its outstanding floating rate term loan due 2016 under its senior credit facility, to pay fees in connection with the offering of the Notes and other related expenses, and for general corporate purposes, which may include purchases of additional notes or other indebtedness.

The initial offering of the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the purchase agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Purchase Agreement, dated as of November 20, 2013, by and among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc. as issuers, Avis Budget Group, Inc. and certain of its subsidiaries as guarantors, and Citigroup Global Markets, Inc. as the initial purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: November 22, 2013

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated November 22, 2013 (November 20, 2013)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Purchase Agreement, dated as of November 20, 2013, by and among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc. as issuers, Avis Budget Group, Inc. and certain of its subsidiaries as guarantors, and Citigroup Global Markets, Inc. as the initial purchaser.